Exhibit (h.23)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated March 18, 2000 (the “Agreement”) between BlackRock Institutional Trust Company, N.A. (“BTC”), a national banking association, and iShares Trust (“iShares”), a Delaware statutory trust, is effective as of April 29, 2010.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By:	/s/ Stephen Messinger
Name:	Stephen Messinger
Title:	Managing Director

By:	/s/ Eilleen M. Clavere
Name:	Eilleen M. Clavere
Title:	Managing Director

iSHARES TRUST

By:	/s/ Eilleen M. Clavere
Name:	Eilleen M. Clavere
Title:	Treasurer and Chief Financial Officer

Exhibit A

MSCI EAFE Index

MSCI EAFE Growth Index

MSCI EAFE Value Index

MSCI EAFE Small Cap Index

MSCI Kokusai Index

MSCI ACWI Index

MSCI ACWI ex USA Index

MSCI All Country Asia ex Japan Index

MSCI All Peru Capped Index

MSCI All Country World ex USA Consumer Discretionary Index

MSCI All Country World ex USA Utilities Index

MSCI All Country World ex USA Telecom Services Index

MSCI All Country World ex USA Materials Index

MSCI All Country World ex USA Information Technology Index

MSCI All Country World ex USA Industrials Index

MSCI All Country World ex USA Health Care Index

MSCI All Country World ex USA Financials Index

MSCI All Country World ex USA Energy Index

MSCI All Country World ex USA Consumer Staples Index

MSCI Europe Financial Sector Index

MSCI Far East Financial Sector Index

MSCI Emerging Markets Financial Sector Index

MSCI Emerging Markets Materials Sector Index

MSCI Brazil Small Cap Index

MSCI China Small Cap Index

MSCI Indonesia Investable Market Index

MSCI Ireland Investable Market Index 25/50 Index

MSCI New Zealand Investable Market Index

MSCI Philippines Investable Market Index

MSCI Poland Investable Market Index